Exhibit 8-B
                                                                Page 1 of 4


                     AMERICAN ELECTRIC POWER SERVICE CORPORATION
               Comparison of "Useable Square Footage by Group Ratio" to
                  "Number of Employees by Group Ratio", by Building

                              Office and Building Costs

                                  1 Riverside Plaza
                                     Columbus, OH

      Dept.                                                        %                      %
      No.     Department Name                       Sq. Ft.    Allocated   Employees  Allocated

      20      Chairman, CEO & President . . . . .    12,901       3.139         38       2.111
      26      Legal . . . . . . . . . . . . . . .    10,988       2.673         37       2.056
      27      Nuclear Generation  . . . . . . . .     3,700       0.900          5       0.278
      30      EVP - Administration & CAO  . . . .     2,509       0.610          8       0.444
      31      Corporate Planning & Budgeting  . .     5,946       1.447         25       1.389
      32      Accounting  . . . . . . . . . . . .     9,789       2.382         38       2.111
      32      Accounting - Overhead . . . . . . .     3,091       0.752         18       1.000
      35      Information Services  . . . . . . .    50,012      12.167        200      11.111
      35      Information Services - Overhead . .    32,155       7.822        103       5.722
      36      Tax . . . . . . . . . . . . . . . .     4,815       1.172         15       0.833
      37      Corporate Services  . . . . . . . .     5,706       1.388         19       1.056
      37      Corporate Services - Overhead . . .     8,615       2.096         56       3.111
      38      Procurement & Supply Chain Service      9,862       2.399         49       2.722
      39      Human Resources . . . . . . . . . .    16,078       3.912         84       4.667
      39      Human Resources - Overhead  . . . .     8,282       2.015         43       2.389
      40      EVP . . . . . . . . . . . . . . . .     3,097       0.754          6       0.333
      44      Marketing Services  . . . . . . . .    13,733       3.341         68       3.778
      45      Corporate Communications  . . . . .     6,577       1.600         45       2.500
      46      Rates . . . . . . . . . . . . . . .     4,983       1.212         29       1.611
      50      EVP & CFO . . . . . . . . . . . . .     4,055       0.987         14       0.778
      51      Finance . . . . . . . . . . . . . .     3,958       0.963         18       1.000
      52      System Power Markets  . . . . . . .    16,280       3.961         61       3.389
      53      System Planning . . . . . . . . . .    17,034       4.144         76       4.222
      54      Internal Audits . . . . . . . . . .     7,312       1.779         44       2.444
      64      Energy Transmission . . . . . . . .    21,852       5.317        136       7.556
      66      Energy Delivery Support . . . . . .    31,834       7.745        132       7.333
      80      EVP - Power Generation  . . . . . .     1,889       0.460          3       0.167
      81      Fossil & Hydro Production . . . . .    20,960       5.100         98       5.444
      83      Power Generation Engineering  . . .    55,236      13.438        263      14.611
      84      Environmental Services  . . . . . .     9,203       2.239         50       2.778
      85      Fuel Supply & Business Support  . .     2,453       0.597         10       0.556
      ES      AEP Energy Services . . . . . . . .     3,075       0.748          9       0.500
      CS      Columbus Southern Power*  . . . . .     3,044       0.741          0       0.000
                   Total                            411,024     100.000%     1,800     100.000%

    *  Space is occupied by Columbus Southern Power employees.
                                                                  Page 2 of 4


              AMERICAN ELECTRIC POWER SERVICE CORPORATION
       Comparison of "Useable Square Footage by Group Ratio" to
          "Number of Employees by Group Ratio", by Building

                      Office and Building Costs
                          1 Memorial Drive
                           Lancaster, OH

 Dept.                                                        %                      %
 No.     Department Name                       Sq. Ft.    Allocated   Employees  Allocated

 26      Legal . . . . . . . . . . . . . . .       591       1.526          1       0.592
 37      Corporate Services - Overhead . . .     1,298       3.352          8       4.733
 38      Procurement & Supply Chain Service      3,433       8.864         18      10.651
 39      Human Resources . . . . . . . . . .     5,808      14.997         22      13.018
 45      Corporate Communications  . . . . .     1,241       3.204          3       1.775
 54      Internal Audits . . . . . . . . . .       871       2.249          5       2.959
 83      Power Generation  . . . . . . . . .     6,673      17.230          9       5.325
 85      Fuel Supply & Business Support  . .    12,348      31.883         65      38.462
 88      NRSO Support  . . . . . . . . . . .     6,466      16.695         38      22.485
              Total                             38,729     100.000%       169     100.000%

                                                                   Page 3 of 4



               AMERICAN ELECTRIC POWER SERVICE CORPORATION
       Comparison of "Useable Square Footage by Group Ratio" to
          "Number of Employees by Group Ratio", by Building

                       Office and Building Costs
                       John E. Dolan Laboratory
                             Groveport, OH


 Dept.                                                        %                      %
 No.     Department Name                       Sq. Ft.    Allocated   Employees  Allocated

 66      Energy Delivery Support . . . . . .    27,508      38.437         16      26.230
 83      Power Generation Engineering  . . .    19,428      27.147         21      34.426
 84      Environmental Services  . . . . . .    24,630      34.416         24      39.344
              Total                             71,566     100.000%        61     100.000%

                                                                   Page 4 of 4



              AMERICAN ELECTRIC POWER SERVICE CORPORATION
       Comparison of "Useable Square Footage by Group Ratio" to
          "Number of Employees by Group Ratio", by Building

                        Office and Building Costs
                        230 North Columbus Street
                              Lancaster, OH

 Dept.                                                        %                      %
 No.     Department Name                       Sq. Ft.    Allocated   Employees  Allocated

 37      Corporate Services - Overhead*  . .     4,778      37.771          0       0.000
 39      Human Resources . . . . . . . . . .     1,631      12.893          1      20.000
 45      Corporate Communications* . . . . .       134       1.059          0       0.000
 86      NRSO Support  . . . . . . . . . . .     6,107      48.277          4      80.000

              Total                             12,650     100.000%         5     100.000%

    *  Space is related to storage.